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                                                                   EXHIBIT 10.15


                     CONTRIBUTION AND ACQUISITION AGREEMENT

         This CONTRIBUTION AND ACQUISITION AGREEMENT, dated as of February 3, 1999 (the "Agreement"), among COLLECTORS UNIVERSE, INC., a Delaware corporation ("CUI"), and LYN F. KNIGHT RARE COINS, INC., a Kansas corporation (the "Company") and LYN F. KNIGHT, an individual who is the sole stockholder of the Company ("Stockholder").

                                    RECITALS:

         A. CUI has been formed, organized and capitalized under the laws of the State of Delaware for the purposes of effecting the transactions contemplated in this Agreement and the other agreements listed on Exhibit A hereto (the "Other Contribution Agreements") and to conduct such other business and affairs as the Board of Directors of CUI may from time to time find to be in the best interests of CUI.

         B. Each of the corporations or other business entities whose shares, ownership interests or assets are being contributed to CUI pursuant to this Agreement and or the Other Contribution Agreements (hereinafter sometimes referred to collectively as the "Founding Companies") is engaged in the business of marketing and selling, or providing services to businesses that market and sell, Collectibles (as defined in Section 9.2 of this Agreement) at retail establishments, by mail order, at trade shows or auctions or over the internet or by other means of electronic commerce. CUI intends to integrate the products and services offered by each of the Founding Companies in order to expand the sale of their products, increase the efficiencies and reduce the operating costs of the Founding Companies and to increase their presence and expand their sales over the Internet.

         C. The Company is engaged in the business of marketing and selling rare currencies that are Collectibles (the "Business"). CUI desires to acquire, and the Company and Stockholder desire to contribute and transfer and convey to CUI the Business and the Contributed Assets (as hereinafter defined) of the Business, in exchange for CUI shares and other consideration, all on the terms and conditions set forth herein, at or about the same time as and in conjunction with the consummation of the similar transactions contemplated by the Other Contribution Agreements.

         D. This Agreement is being entered into by the parties, and the Other Contribution Agreements are being or have been entered into by CUI and the other parties thereto, as part of a unified plan of contribution and exchange of stock (the "Plan") that is intended by the parties to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). However, none of the parties to this Agreement, nor any of the parties to the Other Contribution Agreements, has made or is making any representations or warranties with respect to whether the transactions being consummated pursuant to and as part of such Plan will comply with the requirements of Code Section 351 or as to the consequences, under applicable federal, state or other tax laws, of such transactions to the parties to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, CUI, and the Company and Stockholder hereby agree as follows:

                                    ARTICLE I
                CONTRIBUTION OF ASSETS; EXCHANGE OF CONSIDERATION

         1.1 The Contributed Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Company shall contribute, transfer, convey and assign to CUI, and CUI shall acquire from the Company, free and clear of any and all Liens and Encumbrances (as hereinafter defined), the Business and the assets that are used in or necessary for the



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conduct of the Business, which are described in Exhibit B hereto ("Contributed
Assets"). The Company is not contributing or transferring to CUI and CUI is not acquiring from the Company, any of the cash (other than as provided in Section
5.6 hereof) or any accounts receivables or equipment, leasehold improvements or other tangible assets owned by the Company or any inventory owned by and in the possession of the Company on the Closing Date (the "Retained Assets").

         1.2 Acquisition Consideration. On the terms and subject to the conditions that are set forth in this Agreement, at the Closing CUI shall, as consideration for the contribution of the Contributed Assets and Business to CUI issue to Stockholder (i) an aggregate of Seven Hundred Sixty Thousand (760,000) validly issued, fully paid and nonassessable shares of Common Stock of CUI ("CUI Shares"), (ii) a promissory note, substantially in the form of Exhibit C hereto (the "CUI Note") in the principal amount of One Million Dollars and payable six
(6) months from the Closing Date, and (iii) the sum of $100,000 in cash (the "Cash Payment"). The CUI Shares and CUI Note and the Cash Payment shall constitute and will sometimes be referred to herein as the "Acquisition Consideration."

         1.3 Allocation of Purchase Price. The amount of the Acquisition Consideration shall be allocated among the Contributed Assets as set forth in Exhibit D attached hereto (the "Consideration Allocation"). Each of the parties, when reporting the transactions consummated hereunder in their respective Tax Returns (as hereinafter defined), before any governmental agency charged with the collection of any tax or in any judicial proceeding, shall allocate the Acquisition Consideration in a manner that is consistent with the Consideration Allocation set forth in Exhibit D hereto. Additionally, each of the parties will comply with, and furnish the information required by, Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

         1.4 Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, on the third (3rd) business day after satisfaction or waiver of the conditions precedent set forth in Article VI of this Agreement (the "Closing Date"), provided, however, that, if the Closing occurs on or before March 12, 1999, the transactions contemplated hereby shall be effective for accounting purposes as of February 5, 1999 (the "Effective Date"). At the Closing, (i) the Company shall execute and deliver a Bill of Sale and Assignment Agreement substantially in the form of Exhibit E hereto (the "Bill of Sale") and (ii) a non-competition agreement in the form of Exhibit F hereto (the "Company Non-Competition Agreement"), and (ii) the Stockholder shall execute and deliver a Stockholders Agreement substantially in the form of Exhibit G hereto and a non-competition agreement substantially in the form of Exhibit H hereto (respectively, the "Stockholders Agreement" and the "Stockholders Non-Competition Agreement" and, collectively with the Company Non-Competition Agreement (the "Additional Agreements"). In exchange therefor, CUI shall deliver to Stockholder a certificate evidencing the CUI Shares, issued in the name of Stockholder, the CUI Note made payable to the order of the Stockholder and the Cash Payment. At the Closing, the parties also shall execute and deliver the additional documents and instruments listed on Exhibit I hereto (the "Closing Documents").

                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDER

         The Company and the Stockholder hereby jointly and severally represent and warrant to CUI that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to CUI that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"):

         2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and it has the requisite corporate


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power and authority to own, lease and operate the Contributed Assets and to conduct the Business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect (as hereinafter defined). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for any such failure to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any ownership, equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity. The term "Material Adverse Effect," when used in connection with the Company or the Business, means any change, effect or circumstance that is materially adverse to the Business, or its financial condition, assets, results of operations or prospects, or the ability of CUI to conduct the Business after the Closing, other than any such changes, circumstances or effects that are described in the Company Disclosure Schedule.

         2.2 Articles of Incorporation and By-Laws. Stockholder has heretofore furnished to CUI a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date. Such Articles of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         2.3 Capitalization. Stockholder is, and between the date hereof and completion of the Closing shall be, the sole owner, beneficially and of record, of all of the outstanding shares of capital stock of the Company.

         2.4 Authority Relative to this Agreement.

                 (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Company Non-Competition Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Company Non-Competition Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and stockholder action, and no other corporate or stockholder proceedings or actions are necessary for or in connection therewith.

                 (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by CUI, this Agreement constitutes, and upon its execution and delivery by the Company, the Company Non-Competition Agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         2.5 Material Contracts; No Conflict.

                  (a) Section 2.5 of the Company Disclosure Schedule includes a list of all promissory notes, mortgages, contracts, leases, licenses, permits, franchises, employment and severance agreements and all other agreements and obligations to which the Company is a party or by which it is bound and (i) which provide for payments either by or to the Company of more than $1,000 per month or more than


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$15,000 in the aggregate, or (ii) which requires the giving of more than 30 days notice or the payment of any amounts by the Company as a condition or requirement of its termination or non-renewal by the Company, or (iii) as to which a termination or non-renewal or a breach or default could have a Material Adverse Effect on the Company, or (iv) which, in the absence of a the obtaining of a consent or approval from the other party or parties thereto, would be breached or violated by reason of the consummation of the transactions contemplated hereby or (vi) which imposes any restrictions on the conduct of the Company's business or any Liens or Encumbrances on the Contributed Assets (collectively, the "Material Contracts"). The Company and Stockholder have furnished true and correct copies of all such Material Contracts to the CUI or its counsel. The Company is not in default of, and there is no event, condition or circumstance which has occurred that, with the passage of time or the giving of notice, or both, would constitute a default by the Company under, any of the Material Contracts.

                  (b) Except as set forth in Section 2.5 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and Stockholder and the execution, delivery and performance by the Company of the Company Non-Competition Agreement, do not and will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (iii) require the consent or approval of any party to, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any Material Contract or Company Permit (as hereinafter defined), or result in the creation of a Lien or Encumbrance on any of the Contributed Assets pursuant to any Material Contract or Company Permit.

         2.6      Compliance, Permits.

                  (a) Except as disclosed in Section 2.6 of the Company Disclosure Schedule, the Company is not in default or violation of, (i) any law, rule, regulation, writ, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected or (ii) any Material Contract, and no event has occurred which, either with the passage of time or the giving of notice, or both, would constitute a breach or violation of any such law, rule, regulation, writ, order, judgment or decree or any Material Contract.

                  (b) Except as disclosed in Section 2.6 of the Company Disclosure Schedule, the Company holds and is in compliance with the terms of all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the ownership and use of the Contributed Assets or the operation of the Business as it is now being conducted (collectively, the "Company Permits"), except where any failure to have or to comply with any Company Permits would not have a Material Adverse Effect on the Business. A list of the Company Permits is set forth in Section 2.6 of the Company Disclosure Schedule. .

         2.7      Financial Statements and Liabilities.

                  (a) Financial Statements. The Company and Stockholder have furnished true and complete copies of the financial statements of the Company, consisting of balance sheets as of, and related statements of income, cash flow and stockholders equity for the twelve month period ended, December 31, 1997 and 1998 (the "Company Financial Statements"). The Company Financial Statements were prepared on a accrual basis, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be


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indicated in the footnotes thereto), and the Company Financial Statements fairly present in all material respects the financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods covered thereby.

                  (b) No Undisclosed Liabilities. Except as is disclosed in
Section 2.7 of the Company Disclosure Schedule, the Company does not have any liabilities (absolute, accrued, contingent or otherwise), except (i) liabilities that individually and in the aggregate are adequately provided for in the Company's balance sheet (including any related notes thereto) as of December 31, 1998 included in the Company Financial Statement (the "1998 Company Balance Sheet"), (ii) non-material liabilities which were incurred in the ordinary course of business and were not required under generally accepted accounting principles to be reflected on the 1998 Company Balance Sheet, or which were incurred after December 31, 1998 in the ordinary course of business and consistent with past practice and would not be required, under generally accepted accounting principles, to be reflected on a Company balance sheet prepared in accordance with GAAP.

         2.8 Absence of Certain Changes or Events. Except as set forth in
Section 2.8 of the Company Disclosure Schedule, since January 1, 1999, the Company has conducted its business in the ordinary course and there has not occurred: (i) any damage to, destruction or loss of any of the Contributed Assets(whether or not covered by insurance); (ii) the commencement or threat of litigation or governmental proceeding or investigation, that, if adversely determined against the Company, would have a Material Adverse Effect on the Company or would interfere with the consummation of the transactions contemplated hereby; (iii) any material revaluation by the Company of any of the Contributed Assets; (iv) any other action or event that, if it had occurred after the date of this Agreement and prior to the Closing, would have violated, or required the consent of CUI under, Section 5.1 of this Agreement; (v) the execution of any agreement to do any of the foregoing, or (vi) the occurrence of any event or circumstance or the taking of any action that has had or might have a Material Adverse Effect on the Company.

         2.9 Absence of Litigation. Except as set forth in Section 2.9 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations (governmental or other) that are pending or, to the knowledge of the Company or Stockholder, threatened against the Company, the Business or the Contributed Assets, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. There are no facts or circumstances known to the Company or the Stockholder which is reasonably likely to result in the bringing of any such action or proceeding against the Company, the Business or any of the Contributed Assets.

         2.10 Employee Benefit Plans, Employment Agreements. Neither the Company nor any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") maintains or, during the past 10 years has maintained any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare plans (as defined in Section 3(1) of ERISA). Except for health insurance and term life insurance maintained by the Company for its employees, or as otherwise set forth in Section 2.10 of the Company Disclosure Schedule, the Company does not have or maintain, and during the past five (5) years has not maintained, any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar fringe or employee benefit plans, programs or arrangements for any current or former employees or independent contractors or consultants to the Company ("Company Employee Plans"), excluding agreements with former employees under which the Company has no remaining monetary or other obligations. No Company Employee Plan promises or provides retiree


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medical or other retiree welfare benefits to any person, and no Company Employee
Plan is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

         2.11 Labor Matters. Except as disclosed in Section 2.11 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company or Stockholder, threatened, between the Company and any of its employees; (ii) the Company is a not party to any collective bargaining agreement or other labor union contract, nor does the Company or Stockholder know of any activities or proceedings of any labor union to organize any of its employees; and (iii) neither the Company nor the Stockholder has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company. The Company is in compliance with all laws and regulations governing the employment of and working conditions of its employees.

         2.12 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.12 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company or Stockholder which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or the conduct of Business, as currently conducted, by the Company or by CUI after the Closing.

         2.13 Title to and Adequacy of Contributed Assets. Except as set forth in Section 2.13 of the Company Disclosure Schedule, the Company has and at the Closing shall convey to CUI, good, defensible and marketable title to all of the Contributed Assets, free and clear of all liens, security interests, mortgages, pledges, options, charges and encumbrances (collectively, "Liens and Encumbrances"), except for liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use or subsequent disposition of such Assets or the consummation of the transactions contemplated hereby. The Contributed Assets, together with assets subject to leases included in the Assigned Contracts, are all of the assets required to enable CUI to conduct the Business as it has been conducted by the Company during the past 12 months.

         2.14 Taxes. Except as disclosed in Section 2.14 of the Company Disclosure Schedule, the Company has filed all United States federal income tax returns and all other material tax returns required to be filed by it, and the Company has paid and discharged all Taxes (as defined in Section 9.2) due with respect to the periods or transactions covered by such tax returns and have paid all other taxes as are due, except as may be determined to be owed upon completion of any tax return not yet filed based upon an extension of time to file, and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required. There are no tax liens on any of the Contributed Assets; and the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

         2.15 Intellectual Property.

              (a) Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade secrets, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information that are used in the Business of the Company as currently conducted and a list of which is set forth as part of Exhibit B hereto (collectively, the "Company Intellectual Property").


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              (b) Except as disclosed in Section 2.15 of the Company Disclosure
Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any patents, trademarks, trade names, service marks, copyrights, trade secrets, technology, know-how, computer software programs or applications, or other tangible or intangible proprietary information owned by any third party ("Third-Party Intellectual Property Rights"). No claims with respect to any of the Company Intellectual Property or Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company), are currently pending or, to the knowledge of the Company or Stockholder, are threatened by any person. Neither the Company nor the Stockholder knows of any valid grounds for any bona fide claims (i) to the effect that the conduct of the Business or the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Company infringes on any copyright, patent, trademark, service mark or trade secret or other intellectual property rights of any person; (ii) against the use by the Company of any Company or any Third Party Intellectual Property Rights; (iii) challenging the ownership, validity or effectiveness of any of the Company's Intellectual Property; or (iv) challenging the license or legally enforceable right of the Company to use of the Third Party Intellectual Property Rights.

              (c) To the knowledge Company and the Stockholder, (i) all Company Intellectual Property and its rights therein, including patents, registered trademarks, service marks and copyrights held by the Company, are valid and subsisting. Except as set forth in Section 2.15 of the Company Disclosure Schedule, and (ii) there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including employee or former employee of the Company.

              (d) All computer software and hardware used in the conduct of the Company's business and operations are Year 2000 compliant, which means that such software and hardware are designed to be used prior to, during, and after the calendar year 2000 A.D., and such software and hardware will operate during each of such time periods without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         2.16 Customers and Suppliers. Set forth on Section 2.16 of the Company Disclosure Schedule are lists of the identities of the twenty (20) largest customers and twenty (20) largest suppliers, respectively, of the Company in each of calendar years 1997 and 1998, ranked by and setting forth the dollar volume of their transactions with the Company during those respective calendar years. Except as set forth on Section 2.16 of the Company Disclosure Schedule,
(i) since July 1, 1998 there has been no material adverse change in the business relationship of the Company with any such customer or supplier or any other event which has had or could reasonably be expected to have a Material Adverse Effect on the Company, and (ii) neither the Company nor the Stockholder has any present information or is aware of any facts indicating that any of such customers or suppliers of the Company intends to cease doing or alter materially the amount of the business that any of them did with the Company during the 12 months ended December 31, 1998.

         2.17 Related Party Transactions. Except for employment agreements or relationships that the Company has with its officers and employees and any agreements or transactions that are set forth in Section 2.5 or Section 2.17 of the Company Disclosure Schedule, the Company is not a party to any agreement or transaction with any of its officers, directors, stockholders or employees, or any of their relatives or affiliates that would or is expected to continue beyond the Closing Date. To the knowledge of


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the Stockholder and the Company, no officer, director, stockholder or employee, or any relative or affiliate thereof, owns any interest in any competitor, lessor, lessee or customer or supplier of the Company.

         2.18 Insurance. Section 2.18 of the Company Disclosure Schedule contains a list of each policy of fire, general liability, product liability, business interruption, worker's compensation and other forms of insurance maintained by the Company for the protection of the Company and its assets and business. True and correct copies of such policies have been delivered to CUI. All such policies are, and for at least the past five (5) years such policies (or policies substantially equivalent thereto) have been, in full force and effect and without any gaps in coverage, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy.

         2.19 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         2.20 Full Disclosure. No representation or warranty made by the Company or the Stockholder contained in this Agreement and none of their respective or joint statements contained in any certificate or schedule furnished or to be furnished by the Company or the Stockholder to CUI in, or pursuant to the provisions of, this Agreement, including without limitation the Company Disclosure Schedule, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         The Stockholder hereby represents and warrants to CUI that:

         3.1 Authority and Capacity. Stockholder has the full legal right and capacity to execute and deliver, and to perform his obligations under, and has duly executed and delivered, this Agreement with the intent to be legally bound hereby. This Agreement constitutes, and when executed and delivered by the Stockholder, the Stockholders Agreement and Stockholder Non-Competition Agreement will constitute, valid and legally binding obligations of the Stockholder that are enforceable against him in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity relating to the availability of equitable remedies (regardless of whether any such agreements are sought to be enforced in a proceeding at law or in equity). Stockholder is not obligated to obtain any consent or approval of any other person in connection with the execution and delivery of this Agreement or the Stockholders Agreement or his Non-Competition Agreement or the consummation of the transactions contemplated hereby or thereby and the execution and delivery of this Agreement and such other Agreements and the consummation by him of the transactions contemplated hereby or thereby will not violate, or constitute a breach or default under or cause the acceleration of any obligation or liability under any contract, promissory note, mortgage, lease, license, permit, writ, decree or other instrument or agreement to which Stockholder is a party or is subject.

         3.2 Securities Law Compliance. Stockholder represents and warrants that:


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              (a) He has been advised and understands and agrees that the CUI
Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the CUI Shares is to be effected in connection with the transactions contemplated herein and in issuing the CUI Shares to Stockholder, CUI is relying on the accuracy and completeness of the representations and warranties of Stockholder in this Section 3.2.

              (b) Stockholder is acquiring the CUI Shares and the CUI Note for his own account, and not as an nominee or agent for any other persons or entities, and for investment and not with a view to distribution or resale thereof.

              (c) Stockholder acknowledges that he has been informed and understands that no public market for the CUI Shares exists and that there can be no assurance that any such market may develop or exist in the future and, even if a public market does develop, that the CUI Shares may not be sold or transferred except in compliance with the 1933 Act or any exemption thereunder and there is no assurance that any exemption from registration, including Rule 144 under the 1933 Act will become available to permit resales of the CUI Shares.

              (d) Stockholder has been furnished with such information regarding CUI and the CUI Shares as he has requested of CUI and has had an opportunity to ask questions of the officers of CUI regarding, and to become informed about, CUI and its business and its consolidated financial condition and results of operations.

              (e) Stockholder is an "Accredited Investor" as such term is defined in Regulation D under the 1933 Act.

              (f) Stockholder acknowledges and agrees that (i) until the CUI Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the CUI Shares, other than pursuant to an effective registration statement under the 1933 Act, may not be made unless and until Stockholder has furnished to CUI an opinion of counsel, reasonably acceptable to CUI and its counsel, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the 1933 Act, and (ii) the CUI Shares will be subject to the Stockholders Agreement referred to in Section 1.5 hereof and, until the Stockholders Agreement has been terminated (A) no sale or other disposition of the CUI Shares may be made except in compliance therewith and (B) the CUI Shares may be required to be sold in one or more transactions involving sales of shares of CUI initiated by certain other of the CUI Stockholders, all as more fully provided in the Stockholders Agreement. Stockholder has read and understands the Stockholders Agreement.

              (g) Stockholder acknowledges and agrees that the certificate representing the CUI Shares shall contain restrictive legends in the forms set forth in the form of Stockholders Agreement attached hereto as Exhibit G or restrictive legends that are substantially similar thereto, and that the CUI Note shall contain the legends set forth on the form of such Note attached hereto as Exhibit C.

         3.3 Acknowledgements Regarding CUI Representations. Stockholder acknowledges and agrees that (a) neither CUI nor any of its officers, directors, employees or agents has made, and none of them is making, any representations or warranties to the Company or the Stockholder with respect to (i) the federal, state or local income or other tax consequences to the Company or the Stockholder of the consummation of the transactions contemplated hereby, or (ii) the future performance of CUI; and (b) in entering into this Agreement, and the Stockholders Agreement and Non-Competition Agreement, he is not relying on any statements or representations or warranties of CUI, or any representations or warranties made or purported to have been made by any officer, director, stockholder, employee or agent of CUI, other than the express representations and warranties of CUI contained in this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CUI

         CUI hereby represents and warrants to the Company and the Stockholder that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by CUI to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV (the "CUI Disclosure Schedule"):

         4.1 Organization and Qualification; Subsidiaries. CUI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, and to operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect (as hereinafter defined) on CUI. CUI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. The term "Material Adverse Effect," when used in connection with the CUI or any of its subsidiaries, means any change, effect or circumstance that is materially adverse to the business, assets, financial condition, results of operations or prospects of the CUI and its subsidiaries, taken as a whole, other than any such changes, circumstances or effects that are set forth or described in the CUI Disclosure Schedule.

         4.2 Certificate of Incorporation and By-Laws. CUI has heretofore furnished to the Company and the Stockholder a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. CUI is not in violation of any of the provisions of Certificate of Incorporation or By-Laws.

         4.3 Capitalization. As of the date hereof, the authorized capital stock of CUI consists of 30,000,000 shares of Common Stock, par value $.001 per share. On consummation of the transactions contemplated by this Agreement and the Other Contributions Agreements, there will be (i) a total of 19,000,000 fully paid and nonassessable shares of Common Stock that will be issued and outstanding, which will include the CUI Shares being issued under this Agreement; and (ii) ___ shares of Common Stock reserved for issuance on the exercise of stock options (either granted or to be granted in the future). Except as set forth in Section
4.3 of the CUI Disclosure Schedule, as of the date of hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CUI or obligating CUI to issue or sell any shares of capital stock of, or other equity interests in, CUI. There are no obligations, contingent or otherwise, of CUI to repurchase, redeem or otherwise acquire any of the capital stock of CUI.

         4.4 Power and Authority. CUI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CUI and the consummation by CUI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CUI, and no other corporate proceedings on the part of CUI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CUI and, assuming due authorization, execution and delivery by the Company and Stockholder, constitutes a legal, valid and binding obligation of CUI enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by
(i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         4.5      No Conflict, Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by CUI does not, and the performance of this Agreement by CUI will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of CUI, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CUI or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair CUI's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of a lien or encumbrance on any of the properties or assets of CUI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CUI is a party or by which CUI or its or properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect on CUI.

                  (b) The execution and delivery of this Agreement by CUI does not, and the performance of this Agreement by CUI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the 1933 Act and any applicable state securities laws, and (ii) where the failure to obtain such consents, approvals, authorization or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated hereby, or otherwise prevent CUI from performing its obligations under this Agreement, and would not have a Material Adverse Effect.

         4.6      Financial Statements; Liabilities.

                  (a) CUI has furnished to the Company and Stockholder unaudited financial statements of Professional Coin Grading Service, Inc. ("PCGS"), which is CUI's predecessor company. Such financial statements are comprised of a balance sheet of PCGS as of June 30,1998 and related statements of income, cash flows and stockholders equity for the year then ended, and an unaudited balance sheet as of, and a related unaudited statement of income of PCGS for the six months ended, December 31, 1998, all of which have been prepared by PCGS (collectively, the "PCGS Financial Statements"). Except as otherwise set forth in Section 4.6 of the CUI Disclosure Schedule or in the footnotes contained in the PCGS Financial Statements, such Financial Statements fairly present, in all material respects, the financial position of PCGS as at June 30, 1998 and December 31, 1998, respectively, and the respective results of operations of PCGS and changes in cash flows and stockholders equity for the year and six months ended on June 30, 1998 and December 31, 1998, respectively.

                  (b) No Undisclosed Liabilities. Except as is disclosed in
Section 4.6 of the CUI Disclosure Schedule, neither CUI nor PCGS has any liabilities (absolute, accrued, contingent or otherwise), except (a) liabilities that individually and in the aggregate are adequately provided for in the PCGS balance sheet (including any related notes thereto) as of December 31, 1998 included in the PCGS Financial Statement (the "1998 PCGS Balance Sheet"), (b) non-material liabilities which were incurred in the ordinary course of business and were not required under generally accepted accounting principles to be reflected on the 1998 PCGS Balance Sheet, or which were incurred after December 31, 1998 in the ordinary course of business and consistent with past practice and would not be required, under generally accepted accounting principles, to be reflected on a PCGS balance sheet prepared in accordance with GAAP.

         4.7 Absence of Material Adverse Changes. Except as is disclosed in
Section 4.7 of the CUI Disclosure Schedule, since December 31, 1998, there has not been (i) a change in the consolidated financial condition or consolidated results of operations or business of PCGS or (ii) any action or legal proceeding that has been brought or is known by CUI to have been threatened against PCGS, or (iii) any other event known to CUI, that has had or is reasonably expected to have a Material Adverse Effect on CUI (assuming that CUI's acquisition of PCGS is consummated concurrently with the Closing).

         4.8 Restrictions on Business Activities. To the best knowledge of CUI, there is no material agreement, judgment, injunction, order or decree binding upon CUI or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of CUI or any of its subsidiaries, any acquisition of property by CUI or the conduct of business by CUI or any of its subsidiaries as currently conducted or as proposed to be conducted by CUI, except for any prohibition or impairment as would not have a Material Adverse Effect on CUI.

         4.9 Related Party Transactions. Except for employment agreements or relationships that CUI has with its officers and employees, any agreements or transactions that would not have a Material Adverse Effect on CUI and any agreements or transactions that are set forth in Section 4.9 of the CUI Disclosure Schedule, CUI is not a party to any agreement or transaction with any of its officers, directors, stockholders or employees, or to its knowledge, any of their respective relatives or affiliates. To CUI's knowledge, no officer, director, stockholder or employee of CUI, or any relative or affiliate thereof, owns any interest in any competitor, lessor, lessee or customer or supplier of CUI.

         4.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CUI.

         4.11 Full Disclosure. No representation or warranty of CUI contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by CUI to the Company in, or pursuant to the provisions of, this Agreement, including without limitation the CUI Disclosure Schedule, contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V
                      ACTIONS BEFORE AND AFTER THE CLOSING

         5.1 Conduct of Business by the Company Pending the Closing. The Company and Stockholder jointly and severally covenant and agree that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company (i) shall conduct its business only, and shall not take any action except, in the ordinary course of business and consistent with past practice; and (ii) shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company shall not, either directly or indirectly, do or propose to do any of the following without the prior written consent of CUI, which consent shall not be unreasonably withheld:

              (a) amend or otherwise change its Articles of Incorporation or By-Laws;

              (b) sell, pledge, dispose of, or permit the imposition or existence of any Liens or Encumbrances on, any of the Contributed Assets or sell or dispose of or encumber any of the other assets of the Company if such sale, disposition or encumbrance would adversely affect CUI's ability, after the Closing, to conduct the Business as currently conducted or would interfere with the consummation of the transactions contemplated hereby;

              (c) Take any of the following actions: (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, limited liability company, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities that could result in the imposition of any liens, mortgages, security interests, claims, charges or encumbrances on any of the Contributed Assets or the Business or could interfere with the consummation of the transactions contemplated hereby or subject CUI or any of its subsidiaries to any liabilities; (iii) enter into or amend any Material Contract except where the entry into the Contract or the amendment thereto would not have a Material Adverse Effect on the Company or increase the liabilities thereof; or (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $10,000;

              (d) Increase the compensation or employee benefits payable or to become payable to its officers, directors or employees or independent contractors, except for increases in salary or wages of employees (other than officers) of the Company in accordance with past practice, or grant any severance to termination pay to, or enter into or amend or terminate any employment or severance agreement with any director, officer or other employee of the Company or establish, adopt, enter into or amend any collective bargaining agreement or any Company Employee Plans (as hereinabove defined) or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;


              (e) Take any action to change accounting policies, principles, practices or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

              (f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), if such payment, discharge or satisfaction would require the disposition or encumbrance of any of the Contributed Assets, adversely affect the Business or interfere with the consummation of the transactions contemplated hereby.

              (g) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (f) above.

         The Company and Stockholder also each agree, jointly and severally, that neither of them will take any action which would (i) make any of their representations or warranties contained in this Agreement untrue or incorrect or
(ii) prevent or interfere with the performance by the Company or Stockholder of any of their respective covenants contained in this Agreement.

         5.2 No Solicitation. During the period from the date hereof and continuing until the earlier of the completion of the Closing or termination of this Agreement:

              (a) The Company shall not directly, or indirectly through any officer, director, employee, representative or agent, and the Stockholder shall not directly, or indirectly through any agent or representative:

                           (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or the Company Shares (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"),

                           (ii) engage in negotiations or discussions concerning any Acquisition Proposal, (iii) provide any nonpublic information to any person relating to the Company or its business or any of the transactions contemplated hereby, or

                           (iv) enter into any agreement or understanding, written or oral, relating to any Acquisition Proposal.

The Company and Stockholder also shall immediately cease and cause to be terminated any existing discussions or negotiations that either of them may be having with any person (other than CUI) with respect to any Acquisition Proposal or which could conceivably lead to the making of an Acquisition Proposal. The Company and the Stockholder agree not to release any third party from the provisions of any confidentiality agreement that such third party may have with the Company or Stockholder.

                  (b) Each of the Company and Stockholder shall notify CUI immediately after receipt by either of them of any Acquisition Proposal or any request for nonpublic information relating to, or for access to the properties, books or records of, the Company by any person or entity. Such notice to CUI shall be made orally and in writing.

                  (c) The Company shall ensure that the officers, directors and employees of the Company and any advisor or representative retained by the Company are aware of and will comply with the restrictions described in this
Section 5.2.

         5.3 Access to Information. During the period from the date hereof and continuing until the earlier of the completion of the Closing or termination of this Agreement, each of the Company and CUI, upon reasonable notice, and subject to the provisions of Section 5.9 hereof, shall each (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period from the date hereof to the earlier of the Closing or the termination of this Agreement, to all its properties, books, contract, commitments and records (ii) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and (iii) make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either CUI or the Company may reasonably request.

         5.4 Consents; Approvals. The Company, Stockholder and CUI shall each use their best reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all governmental and regulatory rulings and approvals), and the Company, Stockholder and CUI shall make all filings (including, without limitation, all filings with governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, the Stockholder and CUI and the consummation by them of the transactions contemplated hereby. The Company, the Stockholder and CUI shall furnish all information required to be included in any applications or other filings to be made pursuant to the rules and regulations of any governmental body in connection with the transactions contemplated by this Agreement.

         5.5 Obligations Being Assumed; Obligations and Liabilities Not Being Assumed.

                  (a) Assumed Contractual Obligations. CUI hereby agrees to assume only those executory obligations arising from or after the Closing Date under the Assigned Contracts listed in Exhibit B hereto (the "Assumed Contractual Obligations"); provided, however, that CUI shall not be obligated to assume, and CUI shall not have any liability for or in connection with, any Assumed Contractual Obligation that is in default as of the Closing Date or as to which there exists as of the Closing Date an event or circumstance that, with the passage of time or the giving of notice, or both, would give rise to a default thereunder.

                  (b) Liabilities Not Being Assumed. Except for the Assumed Contractual Obligations, the Company and the Stockholder agree that CUI shall not be obligated to assume or perform or discharge, and that CUI will not be assuming, performing or otherwise discharging, any liabilities or obligations of the Company, whether known or unknown, fixed or contingent, matured or unmatured, certain or uncertain, that have arisen prior hereto or may arise between the date hereof and the Closing or which may arise after the Closing out of the conduct of any business or other activities by the Company (collectively, the "Retained Liabilities"). The Company and Stockholder jointly and severally covenant and agree that the Company shall be responsible for performing and satisfying, and shall perform and satisfy, the Retained Liabilities, at the Company's sole expense, and without liability, cost, loss or expense of or to CUI. The Retained Liabilities shall include, but shall not be limited to, any and all of the following obligations and liabilities of the Company:

                           (i) Taxes. All Taxes (as defined in Section 9.2 hereof) that have arisen prior to the Closing or may arise thereafter out of any business or other operations conducted by the Company, either prior to or after the Closing Date.

                           (ii) Liens and Encumbrances. Any Liens or
         Encumbrances on any of the Contributed Assets or any other assets of the Company.

                           (iii) Monetary Obligations. Any accounts or notes payable and obligations for borrowed money or purchase money indebtedness of the Company.

                           (iv) Claims and Legal Proceedings. Any claims, demands, actions, suits or legal proceedings that have been asserted or threatened prior to the Closing against the Company, the Business or the Contributed Assets or which may be threatened or asserted hereafter against the Contributed Assets, the Business or CUI that arises in any way from or in connection with the conduct or operation of the Business prior to the Closing, or any other business or non-business activities of the Company conducted prior hereto or hereafter.

                           (v) Contingent Liabilities. Any liability, deficiency, penalty, cost or expense arising out of the sale of any currency or the conduct of the Business by the Company or any other activities of the Company, whether or not disclosed in the Company's Financial Statements (as hereinafter defined) or in the Company Disclosure Schedule.

                           (vi) Transaction Related Liabilities. Any liabilities of the Company that may arise out of the consummation of this Agreement, or actions that may be taken by the Company or Stockholder in connection therewith, including, but not limited to, any liabilities or obligations for accrued but unpaid salaries, vacation, and holiday and such pay and any liabilities or obligations that may arise under any employment, consulting, independent contractor or severance agreements or arrangements (whether written or oral) or any bonus or employee benefit programs or arrangements between the Company and any of its employees or independent contractors.

                  (c) Indemnification. In furtherance of the foregoing covenants of the Company and Stockholder, the Company and Stockholder agree that, from and after the Closing, they shall jointly and severally indemnify and hold harmless CUI and its subsidiaries, and their respective officers, directors, stockholders, employees and agents (other than the Stockholder himself) (collectively, the "Indemnified Parties"), and the respective successors, heirs and assigns of the Indemnified Parties, from and against (i) the Retained Liabilities, (ii) any breach of or default with respect to any of the representations and warranties of the Company or Stockholder contained in this Agreement, and (iii) all costs and expenses, including reasonable attorneys and accountants and expert witness fees and disbursements that are incurred by any of the Indemnified Parties, or their successors, heirs or assigns, in connection with the prosecution or defense of any action or proceeding brought by or against any of the Indemnified Parties by reason of the Company's failure to have discharged or paid any of the Retained Liabilities or which assert claims that, if established, would evidence that one or more representations or warranties of the Company or the Stockholder contained in this Agreement were untrue either when made or at the time of the Closing.

         5.6 Effective Date. If the transactions contemplated by this Agreement are consummated, then, for accounting and other recordkeeping purposes, the Closing shall be deemed to have occurred as of February 5, 1999 and all auction and other sales of Rare Currencies by the Company that occur between February 5, 1999 and the actual Closing Date shall be for the account of CUI. In addition, and notwithstanding anything to the contrary contained elsewhere in this Agreement, all cash generated by the Company from such sales of Rare Currencies shall be paid to CUI and shall not constitute a Retained Asset and shall not be retained by the Company. In furtherance thereof, the Company shall furnish CUI with all records and reports relating to all auction and other sales of Rare Currencies that may occur between February 5, 1999 and the Closing Date.

         5.7 Notification of Certain Matters. The Company or the Stockholder shall give prompt notice to CUI, and CUI shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party in this Agreement to be materially untrue or inaccurate, or (ii) any inability or failure of the Company, the Stockholder or CUI, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.8 Further Action. On the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. From and after the Closing, each party shall take such actions and execute such documents and instruments as any other party may reasonably request to better evidence or effectuate the transactions contemplated by this Agreement or the Exhibits hereto. Without limiting the generality of the foregoing, the Company and the Stockholder shall approve and, within five (5) business days of the Closing shall cause to be filed, an amendment to the Company's Articles of Incorporation changing its name to a name this is not confusing similar to Lyn F. Knight Rare Coins or any variant thereof that combines or associates the name Lyn Knight together with any currency or other Collectibles.

         5.9 Confidential Information. Each party acknowledges that it or any of its officers, directors, employees, agents or advisors ("Representatives") may be given, by one of the other parties hereto (a "disclosing party") or any of such disclosing party's Representatives, access to various items of proprietary and confidential information of the disclosing party in the course of investigations and negotiations prior to Closing. Each party agrees that confidential information of any disclosing party furnished or delivered to the other party (the "receiving party") or to any of the receiving party's Representatives shall be kept strictly confidential by the receiving party and by its Representatives and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential information shall include any proprietary business or other information which is delivered (orally or in writing) or to which access is given by a disclosing party or any of its Representatives to the receiving party or any of its Representatives, and any such information that is included in or incorporated into any notes, analyses, memoranda, projections or other documents that are prepared by the receiving party or any of its Representatives, unless such information (a) is already of public knowledge, or (b) becomes of public knowledge through no fault, action or inaction of the receiving party or its Representatives, or (c) is demonstrated convincingly by the receiving party to have been known by the receiving party, or any of its Representatives, prior to the disclosure of such information by the disclosing party to the receiving party, unless such knowledge was acquired from a person who the receiving party or its Representatives knew or reasonably should have known was subject, at the time of such disclosure, to a fiduciary or other duty of non-disclosure to the disclosing party. Except as permitted by Section 5.9, no party hereto, nor its respective Representatives, shall intentionally disclose any confidential information of any of the other parties to any third person; provided, however, that such information may be disclosed (i) with the written consent of the other parties hereto, (ii) in applications or requests required to be made to obtain licenses, permits, approvals or consents needed to consummate the transactions contemplated herein, (iii) to the professional advisors of each party hereto who need to know such information in connection with the consummation of the transactions contemplated hereby, or (iv) pursuant to court order or subpoena, provided, however, that if any receiving party or any of its Representatives is served with a court order or subpoena that would require the disclosure of any of the confidential information of a disclosing party, the receiving party or such Representative so served (as the case may be) shall promptly, but in any event within three (3) days thereafter, notify the disclosing party thereof and shall provide reasonable cooperation, at the disclosing party's expense, with any efforts that the disclosing party may undertake to quash such court order or subpoena or obtain a protective order with respect to the disclosure and use of such confidential information. The restrictions and obligations contained in this Section 5.9 shall survive any termination of this Agreement; provided, however, that, if the transactions contemplated hereby are consummated, the obligations of CUI and any subsidiaries thereof under this Section 5.9 shall terminate, but all of the obligations of the Company and the Stockholder under this Section 5.9 shall survive and shall continue in full force and effect at all times after the Closing. Notwithstanding the foregoing, however, following the Closing Stockholder may use Confidential Information for the sole purpose of procuring Rare Currencies which, for purposes of any subsequent sale or disposition of value, he is obligated to utilize the auction or selling services of CUI or any subsidiary thereof.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Obligations of Each Party to Consummate Transactions. The performance by each party of its respective obligations under this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions unless waived in writing by such party:

             (a) Absence of Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes their consummation illegal.

             (b) Governmental Actions. There shall not have been instituted, pending or threatened, in writing, any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit CUI, following the Closing, from exercising any of the material rights and privileges pertaining to its ownership of the Contributed Assets or the ownership or conduct of the Business.

             (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained by CUI or the Company or the Stockholder for the authorization, execution and delivery of this Agreement and the consummation by each such party of the transactions contemplated hereby shall have been obtained by CUI, the Company or the Stockholder (as the case may be), except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on the Business or CUI.

             (d) Consummation of Other Transactions. The transactions contemplated by the Other Contribution Agreements shall have been consummated at or about the same time as the Closing hereunder.

         6.2 Additional Conditions to Obligations of CUI. The obligations of CUI to consummate its acquisition of the Business and the Contributed Assets and to perform its other obligations under this Agreement also are subject to the following conditions:

             (a) Accuracy of Representations and Warranties. The representations and warranties of the Company and Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for
(i) changes contemplated by this Agreement or by the Company Disclosure Schedule, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, and CUI shall have received a certificate to such effect signed by the President of the Company and the Stockholder.

             (b) Performance of Covenants. The Company and the Stockholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him (as the case may be) on or prior to the Closing Date, including the execution and delivery by the Company of its Non-Competition Agreement and the execution and delivery by Stockholder of the Stockholders Agreement and the Stockholder's Non-


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
Competition Agreement, and CUI shall have received a certificate to such effect signed by the President of the Company and the Stockholder.

                  (c) Additional Instruments. CUI shall have received the Closing Documents listed on Exhibit I hereto and such other instruments and documents as CUI or its counsel reasonably deems to be necessary.

         6.3 Additional Conditions to Obligations of the Company and Stockholder. The obligation of the Company and Stockholder to consummate their respective obligations under this Agreement is also subject to the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of CUI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for (i) changes contemplated by this Agreement or by the CUI Disclosure Schedule, and
(ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, and the Stockholder shall have received a certificate to such effect signed by the President of CUI.

                  (b) Agreements and Covenants. CUI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Stockholder shall have received a certificate to such effect signed by the President of CUI.

                  (c) Employment Agreements. At the Closing, CUI or a wholly-owned subsidiary thereof that will operate the Business following the Closing, shall have entered into (i) an employment agreement, substantially in the form of Exhibit J hereto, with the Stockholder (the "Stockholder Employment Agreement") and (ii) an employment agreement with Deborah Knight (the "D. Knight Employment Agreement"), both of which shall become effective on consummation of the contribution and transfer of the Contributed Assets to CUI as contemplated by this Agreement.

                  (d) Additional Instruments. Stockholder shall have received the additional Closing Documents listed on Exhibit I hereto and such other instruments and documents as Stockholder or its counsel reasonably deems to be necessary.

                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing:

             (a) By mutual written consent of CUI and the Stockholder; or

             (b) By CUI, if any of the conditions to its obligations set forth in Section 6 of this Agreement shall not have been satisfied, or waived by CUI in writing, prior to March 12, 1999;

             (c) By the Company, if any of the conditions set forth in Section 6 of this Agreement to the obligations of the Company or Stockholder shall not have been satisfied, or waived in writing by the Company or Stockholder, prior to March 12, 1999;

         Provided, that in each of the foregoing cases the party so terminating is not in breach of any of its material obligations or representations or warranties under this Agreement.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if a party hereto has breached this Agreement (a "Breaching Party") and such breach is of a nature that it is susceptible of cure, and the other party determines to terminate this Agreement by reason thereof, such other party shall give prompt written notice of such termination to the Breaching Party and such intended termination shall not become effective provided that the Breaching Party effectuates a cure of such breach by the earlier of (i) the 30th day following such notice of termination or (ii) March 12, 1999.

                  7.2 Procedure Upon Termination. Any termination and abandonment by CUI or the Stockholder, or both, pursuant to Section 7.1 hereof, shall be effective on written notice thereof from the terminating party to the other parties and upon any such termination:

                      (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                      (b) The obligations of confidentiality set forth in
Section 5.9 hereof shall continue despite such termination; and

                      (c) The parties shall be relieved of any obligation to consummate the transactions contemplated hereby, but none of the parties shall be relieved of any liability for its breach or default under this Agreement.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Regardless of any due diligence or other investigation, either prior to or after the Closing, or any verification or approval by any party hereto or by anyone or on behalf of any party hereto, all of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto shall remain in full force and effect and shall survive the Closing until the expiration of three (3) years from the Closing Date, except that (i) the representations and warranties of the Company and the Stockholder relating to Taxes shall survive until six (6) months following the expiration of the statutory limitations period applicable to such Taxes, (ii) the representations and warranties of the Company and Stockholder contained in Sections 2.4 and 2.12, the representations and warranties of the Stockholder contained in Section
3.1 and the representations and warranties of CUI contained in Sections 4.3 and 4.4, shall survive for a period of seven (7) years following the Closing. All covenants which by their terms require performance or compliance following the Closing, including the obligations of the Company and Stockholder under Section 5.5, shall remain in full force and effect and shall survive the Closing until they have been fully performed and discharged; provided, however, that the covenants of the Company and Stockholder under Paragraphs 5.5(b) and 5.5(c) with respect to Taxes that constitute Retained Liabilities shall survive until six
(6) months following the expiration of the statutory limitations period applicable to the payment of Taxes.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the addresses set forth on Exhibit K hereto or sent by electronic transmission, with confirmation received, to the telecopy numbers or E-Mail addresses specified on that Exhibit (or at such other address or telecopy number for a party as shall be specified hereafter by like notice).

         9.2 Interpretation and Certain Definitions. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. Unless otherwise indicated elsewhere in this Agreement, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. In addition, for purposes of this Agreement, the term:

                  (a) "business day" means any day other than a day on which banks in California or Kansas are required or authorized to be closed.

                  (b) "Collectibles" means rare or valuable coins, stamps, sports cards, sports memorabilia, comic books, movie posters, items autographed by recording artists, or sports, movie, television or other celebrities, game-used and other products or items the value of which is greater than the customary retail price of similar items or products because they are associated with a recording artist, or sports, movie, television or other celebrities or a well-known event and other products or items (such as antiques) which derive their value largely from their uniqueness or the limited quantity or availability thereof.

                  (c) "control" (including the terms "controlled by" and "under common control with") means possession, directly or indirectly or as trustee or executor, or the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  (d) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

                  (e) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, provided, however, the signature of the Company shall not be required if such instrument has been signed by Stockholder.

         9.4 Waiver. At any time prior to the Closing, the Stockholder, on behalf of himself and the Company, may with respect to CUI and CUI may with respect to the Stockholder and the Company (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.5 Headings. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define, limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

         9.6 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, unless such invalidity, illegality or unenforceability would prevent consummation of the material transactions contemplated hereby or would have a Material Adverse Effect on the Business or CUI.

         9.7 Entire Agreement. This Agreement (inclusive of the Exhibits hereto and the Company and CUI Disclosure Schedules) constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter of this Agreement and the Exhibits hereto.

         9.8 Assignment. This Agreement shall not be assigned voluntarily by any of the parties nor by operation of law or otherwise.

         9.9 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 5.5 (which is intended to be for the benefit of the Indemnified Parties and the others specifically referenced therein as beneficiaries of the agreements contained in Section 5.5, and may be enforced by such Indemnified Parties and other persons).

         9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.11 Governing Law; Jurisdiction over Legal Actions. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware. In the event any party hereto is required to initiate any legal action or proceeding to enforce its rights hereunder, such action or proceeding shall be brought and maintained exclusively in the Superior Court for the County of Orange, in California and each party agrees to accept, and not to challenge, the jurisdiction of such court over the parties and the subject matter of such action or proceeding or the convenience of the forum and to accept and not to challenge the adequacy of service by certified or registered mail. The prevailing party in any such action or proceeding shall be entitled to recover its reasonable attorneys fees and disbursements, expert witness fees and disbursements and other costs of suit from the non-prevailing party. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING, IRRESPECTIVE OF WHICHEVER PARTY MAY BRING ANY SUCH ACTION OR PROCEEDING.

         9.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                                (Signatures follow on next page)

         IN WITNESS WHEREOF, each of CUI and the Company has caused this Agreement to be executed by its respective officers thereunto duly authorized, and Stockholder has executed this Agreement, as of the date first written above.


                                                  COLLECTORS UNIVERSE, INC.



                                                  By: /s/ David Hall
                                                     -----------------------
                                                       David Hall, Chairman


LYN F. KNIGHT                                     LYN F. KNIGHT RARE COINS, INC.



/s/ Lyn F. Knight                                 By: /s/ Lyn F. Knight
---------------------                                --------------------------
Lyn F. Knight                                          Lyn F. Knight, President